Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2024, relating to the financial statements of Precision BioSciences, Inc. appearing in the Annual Report on Form 10-K of Precision BioSciences, Inc. for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP Raleigh, North Carolina July 1, 2024